UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2017

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6714 (Commission File Number)	53-0182885 (IRS Employer Identification No.)

1300 North 17th Street Suite 1700 Arlington, VA (Address of principal executive offices)		22209 (Zip Code)

(703) 345-6300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  In connection with the previously announced retirement of Hal S. Jones, Senior Vice President-Finance and Chief Financial Officer of Graham Holdings Company (the “Company”), the Compensation Committee approved the following: (i) pro-ration of Mr. Jones’ 2017 bonus, with the payment to be made in the first quarter of 2018, estimated at approximately $101,250;(ii) pro-ration of Mr. Jones’ 2015-2018 restricted stock awards through his separation date of March 31, 2017, consisting of an equity grant of 393 shares of Graham Holdings Company restricted stock and 393 shares of the Cable One, Inc. common stock (received in connection with the Cable One spin-off); and (iii) pro-ration of his 2015-2018 Performance Units in the amount of 4,500 Performance Units, which is the pro-rata portion through March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company (Registrant)
Date: March 8, 2017	/s/ Nicole Maddrey
(Signature) Nicole Maddrey Senior Vice President, Secretary and General Counsel